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                                                            Exhibit 2-A

             NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                      Consolidated Balance Sheet
                         At September 30, 1996
                              (Unaudited)
                                ASSETS
                                ------                    (In Thousands)
Utility plant, at original cost                                 $5,628,819
 Less accumulated provisions for depreciation and amortization   1,816,833
                                                                ----------
                                                                 3,811,986
Net investment in Seabrook 1 under rate settlement                   3,803
Construction work in progress                                       85,051
                                                                ----------
 Net utility plant                                               3,900,840
                                                                ----------
Oil and gas properties, at full cost                             1,279,057
 Less accumulated provision for amortization                     1,077,540
                                                                ----------
 Net oil and gas properties                                        201,517
                                                                ----------
Investments:
 Nuclear power companies, at equity                                 48,147
 Other subsidiaries, at equity                                      37,866
 Other investments                                                  91,020
                                                                ----------
 Total investments                                                 177,033
                                                                ----------
Current assets:
 Cash                                                                5,186
 Accounts receivable, less reserves of $20,176,000                 253,249
 Unbilled revenues                                                  58,003
 Fuel, materials and supplies, at average cost                      83,732
 Prepaid and other current assets                                   91,835
                                                                ----------
 Total current assets                                              492,005
                                                                ----------
Deferred charges and other assets                                  371,556
                                                                ----------
                                                                $5,142,951
                                                                ==========
                    CAPITALIZATION AND LIABILITIES
                    ------------------------------
Capitalization:
 Common share equity:
 Common shares, par value $1 per share:
 Authorized - 150,000,000 shares
 Issued -      64,969,652 shares
 Outstanding - 64,893,481 shares                                $   64,970
 Paid-in capital                                                   738,591
 Retained earnings                                                 877,065
 Treasury stock - 76,171 shares                                    (2,585)
                                                                ----------
 Total common share equity                                       1,678,041

 Minority interests in consolidated subsidiaries                    48,005
 Cumulative preferred stock of subsidiaries                        126,166
 Long-term debt                                                  1,608,386
                                                                ----------
 Total capitalization                                            3,460,598
                                                                ----------
Current liabilities:
 Long-term debt due within one year                                 76,885
 Short-term debt                                                   152,875
 Accounts payable                                                  135,691
 Accrued taxes                                                      34,197
 Accrued interest                                                   22,662
 Dividends payable                                                  35,679
 Other current liabilities                                         114,325
                                                                ----------
 Total current liabilities                                         572,314
                                                                ----------
Deferred federal and state income taxes                            750,136
Unamortized investment tax credits                                  92,048
Other reserves and deferred credits                                267,855
                                                                ----------
                                                                $5,142,951
                                                                ==========
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